SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                 _________

                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 7, 1997


                     Wherehouse Entertainment, Inc.
         (Exact name of registrant as specified in its charter)



  Delaware                  1-8281                95-2647555

(State or other             (Commission          IRS Employer
jurisdiction of             File Number)     Identification No.)
incorporation)

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19701 Hamilton Avenue
Torrance, California                              90502-1334

(Address of principal executive offices)          (Zip Code)



Registrant's telephone number including area code: (310) 538-2314


                         Not Applicable
(Former name or former address, if changed since last report)

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

          The registrant and its parent company, WEI Holdings, Inc. ("Holdings"; and, together with the registrant, the "Debtors") are debtors and debtors-in-possession (collectively, the "Debtors"), in Case No. 95-911 (HSB) (Jointly Administered)
(the "Bankruptcy Case") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On January 7,
1997, the Bankruptcy Court entered an order entitled "Findings of Fact, Conclusions of Law and Order Confirming Debtors' First
Amended Chapter 11 Plan Under Chapter 11 of the Bankruptcy Code"
(the "Confirmation Order") confirming the Debtors' plan of reorganization entitled "Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 and
Supplemental Amendments on December 2, 1996 and December 13,
1996" (the "Plan"). The Confirmation Order is incorporated by reference to Exhibit 3.1. The Plan is incorporated by reference to Exhibits A, B and C of Exhibit 3.1.

          The material features of the Plan are as follows:

          IMPLEMENTATION OF THE PLAN

          The Plan contemplates that substantially all of the assets of the Debtors and certain liabilities will be transferred to a new company ("Reorganized Wherehouse"), which has been organized under the laws of the State of Delaware. The new certificate of incorporation for Reorganized Wherehouse authorizes the issuance of 24,000,000 shares of common stock, par value $0.01 per share (the "New Common Stock"). Up to 10,000,000 shares of New Common Stock are authorized to be issued under the Plan. Reorganized Wherehouse will be the issuer of all New
Common Stock and warrants to be distributed under the Plan and will distribute all cash and other consideration provided for in the Plan. The Debtors will assign all of their executory contracts and unexpired leases assumed during the Bankruptcy Case and not otherwise assigned to Reorganized Wherehouse. After the Plan becomes effective, the Debtors' bankruptcy estates will be liquidated by Reorganized Wherehouse.

          DISTRIBUTIONS UNDER THE PLAN

          The Plan classifies the following classes of claims and interests: Class 1 (Senior Lender Secured Claims), Class 2 (DC-2
Secured Claim), Class 3 (Miscellaneous Secured Claims), Class 4
(Miscellaneous Priority Claims), Class 5 (General Unsecured
Claims), Class 6 (Senior Lender Deficiency Claims), Class 7
(Senior Subordinated Note Claims), Class 8 (Convertible
Subordinated Debenture Claims), and Class 9 (Interests).

          The Holders of senior lender claims (the "Senior
Lenders") are holders of the Debtors' prepetition bank debt and have claims that are partially collateralized by assets of the Debtors. The holders of General Unsecured Claims fall into two general categories: trade creditors and other general unsecured creditors. The Debtors' other major creditors are the holders of the Senior Subordinated Notes of the registrant.

          A portion of the Senior Lenders' total claims is a secured claim. The Plan allows the Senior Lenders' secured claims in the amount of $35,000,000.

          The balance of the Senior Lenders' claims equals
$59,568,179.37 and are allowed in the Plan as unsecured deficiency claims. These unsecured deficiency claims are of equal legal rank with the claims of trade creditors and other general unsecured creditors. Unlike trade creditors and other general unsecured creditors, however, the Senior Lenders are the beneficiaries of certain subordination provisions contained in the indenture under which the Senior Subordinated Notes were issued.

          Accordingly, distributions under the Plan are as follows:

          In accordance with Bankruptcy Code Section 1123(a)(1) under the Plan, allowed administrative expenses will be paid in full on the latest of the effective date of the Plan (the
"Effective Date"), the date such claims become allowed, or another date agreed by the parties.

          Each holder of an allowed Senior Lender Secured Claim will receive on account of such claim its pro rata share of (i) the greater of $11,610,000 or the aggregate amount payable under the Plan to eligible suppliers that exercise the Exchange Option described below (the "Secured Claim Cash Distribution") and (ii)
117.6229653 shares of New Common Stock for each $1,000 in allowed amount of Senior Lender Secured Claims after deducting the Secured Claim Cash Distribution. New Common Stock distributed on account of the Senior Lender Secured Claims should equal approximately 2,436,560 shares of the New Common Stock assuming an $11,610,000 Secured Claim Cash Distribution. Accordingly, of the 10,000,000 authorized shares of New Common Stock to be issued under the Plan, approximately 24.37% will be distributed to the Senior Lenders on account of their secured claims.

          After this distribution on account of the Senior
Lenders' secured claims, there will be a total of approximately
$236,920,000 in remaining unsecured claims including the deficiency portion of the Senior Lenders' claims. The Plan provides that the remaining 75.37% of Reorganized Wherehouse's equity will be distributed in accordance with each class' pro rata percentage representation of the total remaining unsecured claims by allocating 31.92430893 shares of New Common Stock for every $1,000 in allowed amount of unsecured claim. From that amount, the Senior Lenders will receive 1,901,673 shares of New
Common Stock on account of their deficiency claims and 3,741,201 shares that would otherwise have been distributed to the holders of Senior Subordinated Note Claims.

          Trade creditors who are identified by Reorganized
Wherehouse as continuing suppliers and commit to provide normal trade credit to Reorganized Wherehouse and exercise the exchange of shares of New Common Stock for cash described below (the
"Exchange Option"), will receive cash equal to approximately 27% of their allowed claims. This cash otherwise would be distributed to the Senior Lenders on account of their secured claims and the New Common Stock that otherwise would go to the electing trade creditors will be distributed to the Senior
Lenders. Based on the Debtors' estimated trade claims of $43,000,000, $11,610,000 of cash will be distributed to trade creditors and the 1,372,745 shares of New Common Stock that would have been distributed on account of their claims will be distributed to the Senior Lenders.

          Assuming that the allowed claims are consistent with the Debtors' estimates and that all the trade creditors exercise the Exchange Option, a total of 9,452,179 shares of New Common
Stock will be distributed to the Senior Lenders and 547,821 shares will be distributed to general unsecured creditors under the Plan.

          Holders of the Senior Subordinated Note Claims will receive 576,000 Tranche A Warrants permitting the purchase of an equal number of shares of New Common Stock with an exercise price of $2.38 per share and a five year maturity, (b) 100,000 Tranche
B Warrants permitting the purchase of an equal number of shares of New Common Stock with an exercise price of $9.00 per share and a seven year maturity, (c) 100,000 Tranche C Warrants permitting the purchase of an equal number of shares of New Common Stock with an exercise price of $11.00 per share and a seven year maturity and (d) $3,900,000 in cash.

          Holders of Convertible Subordinated Debenture Claims and common stock of WEI will receive no distributions under the Plan.

          PLAN RELEASES AND SETTLEMENTS

          The Plan contains numerous compromises and settlements including, without limitation, releases by the Debtors of all bankruptcy and other causes of action (with certain limited exceptions). One of the settlements is with Adler & Shakin in the amount of $1,550,000, the proceeds of which will be included in the $3,900,000 in cash to be distributed to the holders of the Senior Subordinated Note Claims.

          The above summary of the material features of the Plan does not purport to be a complete description of the Plan and is qualified in its entirety be reference to the Plan attached hereto as Exhibits A, B & C to Exhibit 3.1

          The number of shares of the registrant's common stock, par value $0.01 per share, issued and outstanding is 10. The number of shares of the common stock, par value $0.10, of the registrant's parent, WEI Holdings, Inc., issued and outstanding is 2,360,729.

          As described above, no shares of the registrant will be issued in respect of claims and interests filed and allowed under the Plan. Instead, shares of the New Common Stock will be issued as described above in respect of claims and interests filed and allowed under the Plan.

          The assets and liabilities of the Debtors for the period ended October 31, 1996 are incorporated by reference to the registrant's Form 10-Q for the period ended October 31, 1996 which were filed with the Securities Exchange Commission on December 20, 1996.


ITEM 7.  EXHIBITS.

          Attached as Exhibit 3.1 hereto is the Confirmation
Order (Findings of Fact, Conclusions of Law and Order Confirming
Debtors' First Amended Chapter 11 Plan Under Chapter 11 of the
Bankruptcy Code), together with the following exhibits thereto:

     Exhibit A:     Debtors' First Amended Chapter 11 Plan, as
                    Revised for Technical Corrections on October
                    4, 1996, together with the following exhibits
                    thereto:

                    Exhibit A:     Form of Asset Purchase
                                   Agreement and exhibits
                                   thereto;

                    Exhibit B:     Bylaws of Reorganized
                                   Wherehouse

                    Exhibit C:     Certificate of Incorporation
                                   of Reorganized Wherehouse

                    Exhibit D:     Form of Open Credit Terms
                                   Commitment and Option Exercise
                                   Notice

     Exhibit B:     Supplemental Amendments to Debtors' First
                    Amended Chapter 11 Plan dated December 2,
                    1996;

     Exhibit C:     Supplemental Amendments to Debtors' First
                    Amended Chapter 11 Plan, dated December 13,
                    1996, together with the following exhibits
                    thereto:

                    Exhibit E:     Form of Tranche A Warrant
                                   Agreement

                    Exhibit F:     Form of Tranche B Warrant
                                   Agreement

                    Exhibit G:     Form of Tranche C Warrant
                                   Agreement

                    Exhibit H:     Tag-Along Rights Agreement


          The Plan is attached as Exhibits A, B and C to Exhibit
3.1 attached hereto as described above.

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                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.



                                   WHEREHOUSE ENTERTAINMENT INC
                                             (Registrant)

Date January 22, 1997              By /s/  Henry Del Castillo
                                      -----------------------------
                                   Name:  Henry Del Castillo,
                                          Chief Financial Officer

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